Exhibit 16

August 13, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Sucampo Pharmaceuticals, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8- K, as part of the Form 8-K of Sucampo Pharmaceuticals, Inc. dated August 12, 2015. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP, 100 E. Pratt Street, Suite 1900, Baltimore, MD 21202

T: (410) 783-7600, F: (410) 783-7680, www.pwc.com